FEDERATED INCOME SECURITIES TRUST

                                             Federated Investors
                                          Federated Investors Tower
                                     Pittsburgh, Pennsylvania 15222-3779

                                                (412) 288-1900


                                                June 30, 1997




EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    FEDERATED INCOME SECURITIES TRUST (the "Trust")
                Federated Short-Term Income Fund  (the "Fund")
              1933 Act File No. 33-3164
              1940 Act File No. 811-4577

Dear Sir or Madam:

         Pursuant to Rule 497(c) of the Securities Act of 1933, the definitive Prospectuses and Statement of Additional Information of Federated Short-Term Income Fund, a portfolio of the above-referenced Trust, dated June 30, 1997, are hereby electronically transmitted.

         Changes have been electronically redlined to reflect differences from the Fund's Prospectuses and Statement filed pursuant to Rule 485(b) as Post-Effective Amendment No. 29 with the Commission on June 26, 1997.

         If you have any  questions  regarding  this  filing,  please call me at
(412) 288-1940.

                                                  Very truly yours,



                                                  /s/ Amy B. Gotz
                                                  Amy B. Gotz
                                                  Compliance Analyst

Enclosures